Exhibit 4.1

AMENDMENT NO. 1

TO

RIGHTS AGREEMENT

This Amendment No. 1 to Rights Agreement (this “Amendment”), dated as of July 1, 2005, is between Cornell Companies, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, Inc. as Rights Agent.

WHEREAS, the Company entered into that certain Rights Agreement dated May 1, 1998, between Cornell Corrections, Inc. and American Securities Transfer & Trust, Inc. (the predecessor in interest to Computershare Trust Company, Inc.), as Rights Agent (the “Rights Agreement”); and

WHEREAS, the Board of Directors of the Company, having determined its actions to be in the best interests of the Company, has authorized this Amendment to the Rights Agreement to allow the Rights Agreement and the Rights created thereunder to expire as of the Close of Business on July 8, 2005.

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereto agree as follows:

1.             Capitalized terms not otherwise defined herein shall have the meanings set forth in the Rights Agreement.

2.             The definition of “Final Expiration Date” in Section 1 of the Rights Agreement is hereby amended to read in its entirety as follows:

“Final Expiration Date” shall mean the Close of Business on July 8, 2005.

3.             The Rights Agreement as amended by this Amendment embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings of the parties.  The Rights Agreement as amended by this Amendment shall remain in full force and effect, and all rights and power created hereby or thereunder are in all respects ratified and confirmed and shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

CORNELL COMPANIES, INC.
Attest:

By:	/s/ Elissa Gouser-Hyman	By:	/s/ James E. Hyman
Name:	Elissa Gouser-Hyman	Name:	James E. Hyman
Title:	President, Marketing Strategies LLC	Title:	Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, INC. as Rights Agent
Attest:

By:	/s/ John M. Wahl	By:	/s/ Kellie Gwinn
Name:	John M. Wahl	Name:	Kellie Gwinn
Title:	Corporate Trust Officer	Title:	Vice President